U.S. Securities and Exchange Commission
                            Washington, D.C.  20549

                                    FORM 8K

                                CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 21, 2005


                         VISTA CONTINENTAL CORPORATION
        --------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

    Delaware                           333-102687                 72-0510027
----------------------             -----------------	      -----------------
(State or Jurisdiction              Commission File	      (I.R.S Employer
of Incorporation)                       Number     	     Identification No.)


                       6600 West Charleston Blvd., #117
                           Las Vegas, Nevada  89146
                           Telephone: (702)-228-2077
		   ------------------------------------------
                   (Address and telephone number of principal
                              executive offices)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange  Act  (17 CFR
   240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))


ITEM 8.01  OTHER EVENTS


VISTA CONTINENTAL CORPORATION VS. ALBERTO DOCOUTO, MIRANDA III MINING (GUYANA) INC., AND MIRANDA I MINING (GUYANA) INC.

On September 21, 2005, a lawsuit was filed in Nevada, Clark County District Court, Eighth Judicial District . Vista Continental Corporation, a Delaware Corporation vs. Alberto DoCouto, an individual, Miranda III Mining, (Guyana) Inc., a Foreign corporation, Miranda I Mining, (Guyana) Inc., a Foreign corporation, DOES I through X, inclusive and ROE Corporations XI through XX, inclusive and assigned Civil Case Number: A510417 (the "Litigation").

The Litigation entails the following allegations: On June 30, 2004, Vista Continental Corporation ("Vista") entered into an asset purchase agreement with Miranda Mining III (Guyana) Inc., a corporation incorporated under the Companies Act of Guyana ("Miranda III") whereby Vista agreed to purchase from Miranda III 4,000 shares of the issued and outstanding capital stock of Miranda Mining I (Guyana) Inc., a corporation incorporated under the Companies Act of Guyana (Miranda I). The 4,000 shares of capital stock of Miranda I owned by Miranda III represented a 40% ownership interest in Miranda I. The purchase price for the assets was 36,000,000 restricted shares of Vista's common stock, $.001 par value. In July of 2005, Vista received correspondence from certain parties in Guyana asaserting that Miranda I was in breach of contract in regards to certain claims and assets that were allegedly purchased by Miranda I prior to the June 30, 2004, which Vista contends violates the representations and warranties of the asset purchase agreement. This has called into question whether Miranda I actually had full legal ownership of the assets it claimed to own at the time of the asset purchase agreement. Vista Continental Corporation has brought claims against the defendants including breach of contract and fraudulent/intentional misrepresentation in regards to the representation made in the asset purchase agreement and is seeking judicial relief. At this time, Vista does not believe it has any assets or claims in Guyana and has no plans to pursue any such claims. As a result, management has written off its investment in Maranda I totaling $1,022,427 as an impairment or asset as of June 30, 2005.

Vista has also alleged intentional interference with contractual relations and intentional interference with prospective economic advantage in regards to certain actions by Mr. Docouto against Vista's corporate governance, financial plans and operations.

On Sept 21, 2005, the court ordered that a temporary restraining order be placed on Mr. Docouto to prevent him from 1) interfering with the business operations of Vista, 2) holding himself out as an Officer or Director of the Board of Directors of Vista, 3) communicating with third parties or hold himself out as an authorized representative of Vista, 4) being present at the Vista Corporate Headquarters without prior written notice and consent of Vista's President and Board of Directors, 5) publishing any statement or representation on behalf of Vista to any third party including but not limited to third parties with which Vista has a business relationship, as well as other prohibitions. (See Exhibit 99.1.)
Vista, in turn, was also required to refrain from making any defamatory ststements against Docouto and from removing or destroying any documents.

On September 26, 2005 the court ordered that a prelimary injunction be placed against Mr. Docouto carrying essentially the same provisons as the Temporary Restraining Order of September 21, 2005, with the additional provisions that Mr. Docouto not 1) contact any board members, officers, agents, servants, employees, shareholders of Vista pending this litigation and that Mr. Docouto and Vista Continental Corporation 2) not make or publish any disparaging remarks about the other party to the litigation. (See Exhibit 99.2)

On November 22, 2005 it was found and ordered by the Court that 1) Docouto has publicly filed docouments with the Delaware Secretary of State, the Nevada Secretary of State, and the Securities and Exchange Commission, in violation of the Injunction, 2) Docouto has represented himself as the sole Director of Vista to Signature Stock Transfer Agent, and interfered with Vista's business, also in violation of the Injunction, 3) Docouto removed funds in the amount of $85,000.00 from the Vista bank account, also in violation of the Injunction, 4) the Order for Preliminary Injunction should remain in full force and effect and binding on both Parties, 5) Docouto has been held in contempt of court and subject to sanctions to be determined and imposed by the Court at the status hearing of December 6, 2005, 6) Docouto shall take any and all actions necessary to return Vista to the status quo by correcting all statements, filings, representations and acts committed in violation of the Injunction. (See Exhibit 99.3).

On December 6, 2005 the Court ordered that 1.) Vista post a $500,000.00 bond, 2.) Dec. 15 be set for a status check and censure of Mr. Docouto related to the finding of the court that Mr. Docouto had been held in contempt.(See Exhibit 99.4)


COUNTER CLAIM VS. VISTA  CONTINENTAL  CORPORATION,  LAWRENCE  NASH,  AND  ASHAK
RUSTOM

On October 31, 2005, a Counter Claim was filed by Docouto and additional parties West Nevada Precious Metals Corporation , a Nevada Corporation, Tamers Management, Ltd., Miranda I Mining and Miranda II Mining, counterclaimants in the same proceeding, , vs. Vista Continental Corporation, a Delaware Corporation, Lawrence Nash and Ashak Rustom.

The basis of the counterclaim against Vista is for demand of a promissory note. The amount demanded is $1,125,732. It is Vista's position that the note demanded is not due until 2009 and said action is not ripe. The counterclaimants also allege that Lawrence Nash and Ashak Rustom have domain and control over assignment documents related to the note and have refused to furnish such documents. Vista believes these claims to be without merit and will rigorously defend against these claims.

Docouto has also alleged that himself and companies under his control were unlawfully evicted from the Vista offices and claims damages of $500,000 against Nash and Rustom. The counterclaimant has also alleged breach of fiduciary duty against Nash and Rustom and has asked for damages in the amount in excess of $3,000,000. Vista's management believes said claims are completely without merit and will rigorously defend these claims.

The counterclaimants also seek declaratory relief to declare that Docouto is the majority shareholder of Vista, and that Nash and Rustom be removed as officers and director and of Vista. The counterclaimants have also requested that Nash and Rustom be prohibited from directing Vista to issue new stock.

A hearing to determine Docouto's shareholder status is set for March of 2006.

Vista and its management believe all claims are wholly and completely without merit and believes they will successfully defend all claims.

RESCISSION OF PREVIOUS FILINGS

The following filings are hereby rescinded in their entirety. The following filings were made without knowledge of Vista Continental Corporation and have been ordered by the court to be properly rescinded. (See Exhibit 99.3)
8K filed on 10/26/05 PRE 14C filed on 10/26/05, 8K/A filed on 11/03/05, DEF 14C filed on 11/15/05. These filings were all made by Mr. Docouto and discuss the dismissal of all Vista board members and officers and the election of new officers and directors. Vista contends that Mr. Docouto does not have a majority ownership in Vista and lacked the requisite ability or authority to make these filings. Without ruling on Docouto's shareholder status, the court ordered that Docouto shall take any and all actions necessary to return Vista to the status quo by correcting all statements, filings, representations and acts, as they were committed in violation of the Injunction.


INFORMATION ON FILINGS

Mr. Docouto or his agent on 10/26/05 filed an 8K on behalf of the corporation, which was found to be in violation of the court order prohibiting him for interfering in the business of Vista or holding himself out as an officer or director.

On 11/15/05 Mr. Docouto filed a 14C report with the Securities and Exchange Commission. This 14C was also in violation of the court order as not authorized by the Company and yet was also distributed by Docouto by U.S. mail to shareholders of record of Vista Delaware.

On 11/23/05, based on information and belief, Mr. Docouto filed the DEF 14C in which he claims to use his voting power to reelect the Board members in an effort to appease the court. Vista contends that the officers and board members have retained their positions throughout, and that Mr. Docouto's actions were not valid. Mr. Docouto is not now and was not at the time of filing, either an officer or director of the Company, nor authorized to act for the company in any capacity. The aforementioned filings were not made by Vista's management. Any person relying on or using in any manner the information in the aforementioned filings in making an investment decision with respect to the common stock of the Registrant or for any other purpose does so at his, her or its own risk.

On December 6, 2005, Vista Continental Corporation received a letter of resignation from Mr. Howard Rubinoff, resigning from his position as Corporate Secretary. The company is currently considering suitable candidates to replace Mr. Rubinoff and in the interim the position is being held by Mr. Ashak Rustom, Director and Accounting Principal.

The current executive and directors are:

Dr. Lawrence Nash   	  Chief Executive Officer and President
Ashak Rustom              Accounting Principal, Secretary

Directors:

Ashak Rustom
V. Takao Nishimura
Dr. Steve Hegedus
Richard Smythe Phd.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(D) Exhibits

99.1   September 21, 2005 Court Order
99.2   September 26, 2005 Court Order
99.3   November 22, 2005 Court Order
99.4   December  6, 2005 Court Order


                          SIGNATURES

     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VISTA CONTINENTAL CORPORATION


Date: January 6, 2005
                                      /s/ Lawrence Nash
                                      ----------------------------
                                      Dr. Lawrence Nash, President